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                                                                    EXHIBIT 3.16

                           ARTICLES OF INCORPORATION
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                                      OF
                                      --

                             OVLC MANAGEMENT CORP.
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     FIRST:  The name of the corporation is OVLC Management Corp.

     SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The name of this corporation's initial agent for service of process in the State of California is James A. Husband.

     FOURTH: The total number of shares which the corporation is authorized to issue is one thousand (1,000) common shares of the par value of One Dollar ($1.00) each.

     FIFTH: This corporation is a close corporation. All of the corporation's issued shares shall be held of record by not more than thirty-five (35) persons.

     IN WITNESS WHEREOF, the undersigned have executed these articles this 16th day of March, 1993.


                                        INCORPORATOR:

                                        /s/ Linda L. Blanton
                                        ___________________________________
                                        Linda L. Blanton

Articles of Incorporation - California                                 solo page
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